UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORTPursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

ZEC, INC.

(Exact name of registrant as specified in its charter)

Delaware(State or other jurisdictionof incorporation)	000-55554(Commission File Number)	47-5048026(I.R.S. EmployerIdentification No.)

1002 North Central Expressway, Suite 495 Richardson, Texas  75080(Address of principal executive offices)

Registrant’s telephone number, including area code:  (888) 344-0073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 21, 2016, ZEC, Inc. (“ZEC”) entered into an exclusive sales agreement with KT Chemicals, Inc. (“KT”). As a result of this agreement, ZEC now has the exclusive right to market, sell and distribute, throughout the United States and its territories, an odor eliminating chemical manufactured by KT under the trade names WZ and PurSent. WZ/PurSent has been found effective in the elimination of odors such as tobacco smoke and pet odors from sleeping rooms, automobiles, and similar spaces. The agreement requires ZEC to issue 500,000 shares of its common stock to KT and to pay KT cash consideration of either $500,000, if paid by August 31, 2016, or $600,000. if paid by November 30, 2016. ZEC must achieve minimum average monthly sales of $20,000 in the first year of the agreement. The agreement is for a term of five years and is renewable.

The foregoing summary of the agreement to market, sell and distribute WZ/PurSent is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEC, Inc.

By:	/s/ E. Thomas Layton
E. Thomas Layton
Chairman of the Board and CEO

Date:      April 21, 2016